Exhibit 4.41
CONFORMED COPY
Fixed and floating charge
Asbestos Injuries Compensation Fund Limited
ACN 117 363 461
in its capacity as trustee of the Charitable Fund established under a trust deed dated 7 April 2006
(as amended and restated) between it as trustee and James Hardie Industries SE as settlor
ABN 60 Pty Limited (under NSW administered winding up)
ACN 000 009 263
Amaca Pty Ltd (under NSW administered winding up)
ACN 000 035 512
Amaba Pty Ltd (under NSW administered winding up)
ACN 000 387 342
The State of New South Wales
Gilbert + Tobin
2 Park Street
Sydney NSW 2000
Australia
GPO Box 3810
Sydney NSW 2001
T +61 2 9263 4000
F +61 2 9263 4111
DX 10348 SSE
www.gtlaw.com.au

Gilbert + Tobin     Mallesons conformed copy 10622436_1

5.3 Negative pledge	8
5.4 Registration and protection of security	9
5.5 Term of undertakings	9
6 Events of default	9
6.1 Consequences of an Event of Default	9
6.2 Assistance in realisation	10
6.3 Title documents	10
6.4 Completion of blank securities	10
7 Powers on default	10
7.1 Chargee’s powers	10
7.2 Chargee may enter Secured Property	12
7.3 Right to rectify	12
7.4 Nature of Chargee’s powers	12
7.5 Not mortgagee in possession	13
7.6 Give up possession	13
7.7 Exclusion of liability	13
7.8 Protection of third parties	13
7.9 Disposal final	13
7.10 No notice required unless mandatory	14
7.11 Mandatory notice period	14
8 Appointment of receiver	14
8.1 Appointment	14
8.2 Agent of Chargor	15
8.3 Powers of Receiver	15
9 Power of attorney	15
9.1 Appointment of attorney	15
9.2 Ratification	15
10 Receipt and application of money	16
10.1 Order of application	16
10.2 Money actually received	16
Gilbert + Tobin     Mallesons conformed copy 10622436_1

10.3 Amounts contingently due	16
10.4 Surplus money	17
10.5 Receipts by the Chargee	17
10.6 Notice of a subsequent Security Interest	17
10.7 Conversion of currencies on application	18
11 Payments	18
11.1 Payments by Chargor	18
11.2 Amounts payable on demand	18
11.3 Gross payments	18
11.4 Withholdings and deductions	18
12 Indemnities	19
12.1 General indemnity	19
12.2 Currency indemnity	19
12.3 Continuing indemnities and survival of indemnities	19
12.4 Payment	19
13 Preservation of rights	19
13.1 No merger of security	19
13.2 Moratorium legislation	20
13.3 Principal obligations	20
13.4 No obligation to marshal	20
13.5 Set-off	20
13.6 Certificate	21
13.7 Increase in financial accommodation	21
14 General	21
14.1 Confidential information	21
14.2 Performance by Chargee of the Chargor’s obligations	21
14.3 Chargor to bear cost	21
14.4 Legal advice	21
14.5 Consent and Opinions of Chargee	21
14.6 Authority to fill in blanks	22
Gilbert + Tobin     Mallesons conformed copy 10622436_1

14.7 Supply of information	22
14.8 Prompt performance	22
14.9 Discretion in exercising rights	22
14.10 Partial exercising of rights	22
14.11 Conflict of interest	22
14.12 Chargee or Receiver in possession	22
14.13 Other encumbrances or judgments	22
14.14 Continuing security	23
14.15 Rights and obligations are unaffected	23
14.16 Further assurances	23
14.17 Counterparts	23
14.18 Cumulative rights	23
14.19 Governing law	23
14.20 Jurisdiction	23
14.21 Notices	24
14.22 Severability	24
14.23 Variation	24
14.24 Waiver	24
15 Third party provisions	24
15.1 Independent obligations	24
15.2 Unconditional nature of obligations	24
15.3 No competition	26
15.4 Suspense account	27
15.5 Variation	28
15.6 Indemnity	28
16 Limitation of liability	28
16.1 Capacity	28
16.2 Limitation of liability	28
16.3 Waiver of rights	29
16.4 Qualifications to limit	29
Gilbert + Tobin     Mallesons conformed copy 10622436_1

16.5 Right of indemnity out of assets of the Charitable Fund	29
Schedule 1 — Dictionary	30
Schedule 2 — Form of Notice of Charge of Bank Account	34
Execution page	36
Gilbert + Tobin     Mallesons conformed copy 10622436_1

Date: 9 December 2010
Parties
1	Asbestos Injuries Compensation Fund Limited ACN 117 363 461 (AICF) in its capacity as trustee of the Charitable Fund established under a trust deed dated 7 April 2006 (as amended and restated) between it as trustee and James Hardie Industries SE as settlor, of Level 7, 233 Castlereagh Street, Sydney, New South Wales (Borrower);

2	ABN 60 Pty Limited (under NSW administered winding up) ACN 000 009 263 of Level 7, 233 Castlereagh Street, Sydney, New South Wales (ABN 60);

3	Amaca Pty Ltd (under NSW administered winding up) ACN 000 035 512 of Level 7, 233 Castlereagh Street, Sydney, New South Wales (Amaca);

4	Amaba Pty Ltd (under NSW administered winding up) ACN 000 387 342 of Level 7, 233 Castlereagh Street, Sydney, New South Wales (Amaba);

(each of the Borrower, ABN 60, Amaca and Amaba separately referred to as the Chargor); and

5	The State of New South Wales of c/- The NSW Treasury, Level 27, Governor Macquarie Tower, 1 Farrer Place, Sydney, New South Wales (Chargee).
The parties agree
1	Defined terms and interpretation
1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:
(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;

(b)	which is defined in, or for the purposes of, the Facility Agreement, but is not defined in the Dictionary, has the meaning given to it in the Facility Agreement;

(c)	which is defined in the Corporations Act, but is not defined in the Dictionary or the Facility Agreement, has the meaning given to it in the Corporations Act; and

(d)	which is defined in the GST Law, but is not defined in the Dictionary, the Facility Agreement or the Corporations Act, has the meaning given to it in the GST Law.
1.2	Interpretation
The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this deed.
2	Charge
2.1	Charge
The Chargor charges all of its present and future right, title and interest in the Secured Property to the Chargee as security for the due and punctual payment of the Secured Money.

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2.2	Priority
The Charge takes priority over all other Security Interests of the Chargor, subject to the Permitted Security Interests.
2.3	Consideration
The Chargor enters into this Deed for valuable consideration from the Chargee, and acknowledges receipt of that consideration including the Chargee’s agreement to enter into the Facility Agreement at the request of the Chargor.
2.4	Fixed charge
The Charge is a fixed charge over all the Chargor’s present and future interests in all of the Secured Property of the Chargor, subject to clause 2.5.
2.5	Floating charge
(a)	The Chargor must deal with the proceeds from Insurances, from any Advances, from any Annual Payment and from any Book Debt in accordance with clauses 2.6(a) and 2.12.

(b)	Subject to this clause 2.5, if despite clause 2.4 the Charge is in accordance with law not fixed over any of the Secured Property, the Charge is a floating charge over all the Secured Property which is not subject to a fixed charge under clause 2.4.

(c)	Subject to clause 2.12, the Chargor may deal with any Secured Property for the time being subject to a floating charge only in the ordinary course of the Chargor’s ordinary business and in accordance with the Transaction Legislation, the Transaction Documents and the AFFA (as applicable).

(d)	If the Charge crystallises in accordance with clause 2.8 on any part of the Secured Property, the Chargor may not deal with that part of the Secured Property except by a Controller appointed under this deed.
2.6	Dealing with proceeds — Bank Accounts
(a)	The Chargor must deposit in its Bank Accounts any proceeds it receives from Insurances, from any Advances, from any Annual Payment or from any Book Debt in accordance with the requirements of the Transaction Legislation, the Transaction Documents and the AFFA (as applicable) and may deal with those proceeds only in the ordinary course of the Chargor’s ordinary business and in accordance with the Transaction Legislation, the Transaction Documents and the AFFA (as applicable).

(b)	At any time an Event of Default subsists and the Chargee so requires:
(i)	Authorised Officers of the Chargee shall be the only signatories to the Bank Accounts of the Chargor; and

(ii)	no withdrawals may be made from the Bank Accounts without the approval of the Chargee.
(c)	The Chargor shall ensure that the terms and conditions of the Bank Accounts:
(i)	comply with the requirements under paragraph (b); and

(ii)	provide that the Chargee shall receive monthly copies of the bank statements showing a record of the transactions for the account.

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(d)	The Chargor shall give notices and directions to the Account Bank necessary or requested by the Chargee to ensure paragraphs (b) and (c) are complied with, including forwarding a form of notice of charge as set out in Schedule 2 to the Account Bank and forwarding the acknowledgment of that form of notice by the Account Bank to the Chargee.

(e)	Failure by the Chargee to require the Chargor to comply with this clause will not constitute a waiver.

(f)	Without prejudice to paragraph (e), if for any reason the Chargee waives or is taken to have waived the requirements of this clause, the Charge will still operate as a fixed charge in respect of the Bank Accounts.
2.7	Proceeds and Book Debts
(a)	Event of Default: Notwithstanding and in addition to the Chargee’s rights under clause 2.6, the Chargor must, if the Chargee requires by notice in writing while an Event of Default subsists, ensure that the Bank Accounts operate on terms that:
(i)	nominated Authorised Officers of the Chargee are signatories to the Bank Accounts;

(ii)	no withdrawals can be made from the Bank Accounts unless one of those Authorised Officers authorises the withdrawal by signature; and

(iii)	at any time the Chargee (without giving any notice under any law or otherwise) may, subject to the Transaction Legislation, operate the Bank Accounts by the signature of only one of those Authorised Officers and give notice to the Account Bank that this right has arisen.
(b)	Assurances: The Chargor must give all notices and directions and sign all necessary documents which the Chargee requests to ensure paragraph (a) is complied with.

(c)	Fixed Charge continues: If the Chargee or an Attorney or Receiver waives a Power under this clause 2.7, the fixed charge created by this deed over the relevant Book Debt, Insurance or other relevant asset continues to operate as a fixed charge.

(d)	Collection of Book Debts by Chargee: The Chargee may notify the Chargor at any time on or after the time the Chargee gives a notice under paragraph (a) that:
(i)	the Chargor is prohibited from collecting the Chargor’s Book Debts; and

(ii)	the Chargee intends to collect the Chargor’s Book Debts.

If a notice is given under this paragraph, then the Chargor agrees to:

(iii)	the Chargee collecting the Book Debts and notifying debtors of the Chargee’s interest in the Book Debts;

(iv)	the Chargee preparing and dispatching invoices in connection with the Book Debts, whether or not an invoice has been prepared previously or dispatched in respect of a Book Debt; and

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(v)	use its best endeavours in assisting the Chargee to collect the Book Debts.
(e)	Waivers: Paragraph (c) is subject to clauses 14.23 (Variation) and 14.24 (Waiver)
2.8	Crystallisation
     The floating charge created in clauses 2.1 and 2.5 automatically and immediately crystallises and becomes fixed:
(a)	automatic crystallisation: on all of the Secured Property which is not already subject to a fixed charge, without any notice, if:
(i)	demand to pay Secured Money: the Chargee makes a demand of the Chargor to pay the Secured Money in exercise of a right under a Transaction Document or the Charge is enforced in any other way;

(ii)	Insolvency Event: an Insolvency Event occurs in relation to the Chargor or another Security Provider;

(iii)	breach negative pledge: the Chargor breaches clause 5.3;

(iv)	unpaid Taxes: the Commissioner of Taxation signs a notice relating to the Chargor for unpaid Tax or anything else occurs which could create a Security Interest in favour of a Government Agency over the Secured Property;
(b)	crystallisation by notice: on all Secured Property which is not already subject to a fixed charge if the Chargee gives a notice in writing to the Chargor at any time if the Chargee reasonably considers it is necessary to do so to protect its rights under this deed or for so long as an Event of Default subsists;

(c)	Book Debts: on the proceeds of any Book Debt or other debt or other money now or in the future payable to the Chargor (to the extent that the proceeds are not secured by way of fixed charge under clause 2.4), when notice of crystallisation is given to the Chargor by the Chargee either generally, or in relation to specific proceeds or other money; or

(d)	crystallisation without notice: on a particular asset forming part of the Secured Property and not already subject to a fixed charge, without any notice, if:
(i)	the Chargor deals with that asset in breach of a Transaction Document or the Transaction Legislation or the AFFA, or attempts to do so; or

(ii)	a Security Interest, other than this Charge, over that asset becomes enforceable or a person enforces or attempts to enforce a Security Interest over that asset or any floating Security Interest over that asset crystallises or otherwise becomes a fixed Security Interest (other than the exercise by AICF of its right to be indemnified out of the assets of the Charitable Fund in a manner which is not inconsistent with the AFFA, the Transaction Legislation or the Transaction Documents);

(iii)	when any step is taken to issue, levy or enforce any distress, attachment, execution or other process against or upon that asset;

(iv)	when a notice which affects that asset is issued, signed or given under Subdivision 260-A of Schedule 1 of the Taxation Administration Act 1953 (Cth) by, or on behalf of, the Commissioner of Taxation or the Deputy Commissioner of Taxation, or under any similar legislation; or

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(v)	when any thing occurs which may result in any amounts, including Tax or moneys owing to employees, ranking ahead of the floating charge with respect to that asset; and
(e)	on a particular asset forming part of the Secured Property and not already subject to a fixed charge if the Chargee gives a notice in writing to the Chargor in relation to that asset while an Event of Default is subsisting.
2.9	De-crystallisation
(a)	If the floating charge over an asset has become fixed under clause 2.8, the Chargee may release the asset from that fixed charge by notice in writing to the Chargor.

(b)	If the Chargee gives a notice under paragraph (a), the asset is again subject to a floating charge under clause 2.1 and 2.5, and subject to the further operation of clause 2.8 and this clause 2.9 any number of times.
2.10	Prospective liability
(a)	The parties acknowledge that the maximum amount of the prospective liability secured by this deed for the purposes of establishing priority under section 282(3) of the Corporations Act, is $A1,000,000,000.

(b)	Paragraph (a) does not affect or limit the actual amount of Secured Money secured by the Charge.
2.11	Increase in prospective liability
From time to time, the Chargee may lodge a notice under s 268(2) of the Corporations Act on behalf of the Chargor specifying an increase in the maximum prospective liability secured by this deed. From the date of lodgement the sum specified in clause 2.10 (Prospective liability) will be taken to be varied to the sum specified in the notice.
2.12	Dealing with proceeds of Book Debts
The Chargor may deal with the proceeds of any Book Debt in the ordinary course of its ordinary business in accordance with the Transaction Legislation, the Transaction Documents and the AFFA (as applicable) where:
(a)	the Book Debt arose in the ordinary course of business;

(b)	the proceeds do not arise from the disposal of, or grant of an interest in, an asset the subject of the fixed charge under clause 2.4;

(c)	the proceeds are received while no Event of Default is subsisting or before the floating charge crystallises in respect of all of the Secured Property and before anything described in clause 2.8 occurs with respect to the Book Debts or those proceeds; and

(d)	the proceeds are received before the Chargee notifies the Chargor that it is prohibited from collecting the Book Debts in accordance with clause 2.7(d).
2.13	Adverse effect on operations
The parties acknowledge that, if at any time the Borrower forms the view that the operation of clause 2.6, 2.7, 2.8, 2.9 or 2.12 adversely effects the ability of the Obligors to conduct operations as contemplated by the AFFA or the Transaction Legislation, the parties will meet to discuss those concerns.

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3 Release of the charge
3.1	Release of Charge
(a)	The Chargee is not obliged to discharge the Charge unless the Chargee is satisfied that:
(i)	the Secured Money has been paid in full;

(ii)	the Chargor and each other Security Provider has complied with its obligations under each Transaction Document, the Transaction Legislation and the AFFA;

(iii)	there is no reasonable possibility that money received or recovered to satisfy Secured Money must be repaid or refunded under any law, including a law about preferences, bankruptcy, insolvency, Winding Up or the protection of creditors; and

(iv)	no further Secured Money will be owed by the Chargor or any Security Provider to the Chargee within a reasonable time after the date on which the Chargor requests the Chargee to discharge the Charge.
(b)	The parties intend that paragraphs (a)(iii) or (a)(iv) (or both) be severed from paragraph (a) if it is (or they are) void or unenforceable under applicable law. This paragraph (b) does not exclude the general law of severance.
3.2	Partial release of Charge
(a)	The Chargee may release a part of the Secured Property from the Charge at any time.

(b)	A release under paragraph (a) does not adversely affect:
(i)	the Charge over other Secured Property; or

(ii)	a Transaction Document.
3.3	Reinstatement of Charge
(a)	The Chargor must do or cause to be done anything the Chargee requires the Chargor to do to reinstate the Charge, if anyone claims that money applied to satisfy Secured Money has to be repaid or refunded under any law after the Charge has been discharged.

(b)	A law referred to in paragraph (a) includes a law about preferences, bankruptcy, insolvency, Winding Up or the protection of creditors.

(c)	The Chargee may require the Chargor to sign documents under paragraph (a) and may do so as the Chargor’s attorney if the Chargor does not do so.

(d)	If a claim referred to in paragraph (a) is upheld or admitted, the Chargee is entitled to the same Powers against the Chargor and the Secured Property as it would have had if the relevant money had not been applied to satisfy Secured Money, and the Charge had never been discharged.

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(e)	This clause 3.3 survives discharge of the Charge.
3.4	Release of Title Documents
The Chargee may retain any Title Documents delivered under this deed until the Charge is finally discharged under this clause 3.4.
3.5	Continuing security
This deed is a continuing security despite a settlement of account or any other matter or thing until a final discharge is given to the Chargor.
4	Representations and warranties
4.1	Representations and warranties
(a)	The Chargor represents and warrants to the Chargee that each of the representations and warranties of the Chargor in each Transaction Document are, or will be, true and correct in all respects when made or regarded as having been made.

(b)	Each representation and warranty must be construed independently and is not limited by reference to another one.
4.2	Survival of representations and warranties
The representations and warranties given in this clause 4 survive the execution of this deed.
4.3	Reliance
The Chargor acknowledges that:
(a)	it has not entered into this deed or another Transaction Document in reliance on a representation, warranty or promise made by the Chargee or another person on behalf of the Chargee; and

(b)	the Chargee has entered into this deed in reliance on the representations and warranties given in this clause 4.
5	Undertakings of the Chargor
5.1	Performance under Transaction Documents
(a)	The Chargor must comply with its obligations under the Transaction Documents in full and on time.

(b)	Without limiting paragraph (a), the Chargor must pay the Secured Money in accordance with the Transaction Documents or, if the Transaction Documents do not prescribe the time for or manner of its payment, on demand or as required by the Chargee and in Cleared Funds.
(c)	The Chargor must ensure that no Event of Default occurs.

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5.2	Undertakings about the Secured Property
Unless permitted under a Transaction Document or the Chargee otherwise consents in writing, the Chargor must:

(a)	title: remedy any defect in its title to any part of the Secured Property;

(b)	legal proceedings: take or defend legal proceedings or other action which the Chargee thinks advisable to protect or recover Secured Property;

(c)	not prejudice: not do, fail to do or permit to occur, anything which adversely affects a Power of the Chargee under this deed, or which may result in any Secured Property being:
(i)	surrendered, forfeited, exchanged, cancelled or adversely affected in any manner; or

(ii)	reduced in value;
(d)	pay Taxes: pay all Taxes and outgoings relating to the Secured Property when due, whether or not the Chargee has taken possession of Secured Property, and give the Chargee copies of the receipts if required by the Chargee;

(e)	damage: promptly notify the Chargee of any event which affects or might affect the rights of the Chargee under this deed;

(f)	access: provide to the Chargee, an Attorney or Receiver or their professional advisers full access to the Secured Property and all premises and employees of the Chargor at reasonable times to inspect Secured Property or exercise a Power of the Chargee;

(g)	inventory: on demand by the Chargee, provide to the Chargee a complete inventory of the Secured Property including all details (including the value and location) of each item of the Secured Property; and

(h)	Title Documents: on demand by the Chargee, deposit with the Chargee all Title Documents for Secured Property over which the Charge is at the time of the demand a fixed charge.
5.3	Negative pledge
(a)	Subject to clauses 2.5(c), 2.6 and clause 2.12, and except as permitted under a Transaction Document, the Chargor must not do any of the following things without first getting the written consent of the Chargee:
(i)	deal with any of the Secured Property, sell it or otherwise dispose of it or part with possession of it;

(ii)	create a Security Interest or allow a Security Interest to subsist over any of the Secured Property, or allow that or agree to it, other than a Permitted Security Interest;

(iii)	attempt to do anything listed in paragraph (i) or (ii);

(iv)	cause the operating procedures of the Bank Accounts of the Chargor under clause 2.6 to be varied, repudiated, rescinded, terminated or rendered void, voidable or unenforceable;

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(v)	abandon, settle, compromise, discontinue or become non-suited in respect of any proceedings against any person (other than the Chargee) in respect of any right of the Chargor in respect of the Secured Property (other than in the ordinary course of its ordinary business); or

(vi)	waive any of its rights or release any person from its obligations in respect of the Secured Property.
(b)	Where, by law, the Chargee may not restrict the creation of any Security Interest over an asset ranking after the Charge, paragraph (a) will not restrict that creation, but the Chargor shall ensure that before that Security Interest is created the holder of that Security Interest enters into a deed of priority in form and substance specified by the Chargee.
5.4	Registration and protection of security
The Chargor must ensure that this deed and each Security is registered and filed in all registers in all jurisdictions in which it must be registered and filed to ensure that it is fully effective and enforceable and has priority as a first ranking charge, subject to any priority agreed to in writing by the Chargee.
5.5	Term of undertakings
Each of the Chargor’s undertakings in this clause 5 continues in full force and effect from the date of this deed until the Charge in respect of all the Secured Property is discharged under clause 3.
6	Events of default
6.1	Consequences of an Event of Default
(a)	The Charge and each Security are immediately enforceable if an Event of Default subsists without the need for any demand or notice to be given to the Chargor or any other person.

(b)	Whilst an Event of Default is subsisting, the Secured Money is immediately due and payable by the Chargor without the need for any demand or notice to be given to the Chargor or any other person other than a notice expressly required by a Transaction Document.

(c)	The Chargee may enforce this Charge before it enforces other rights or remedies:
(i)	against any other person; or

(ii)	under another document, such as another Security.
(d)	If the Chargee has more than one Security, it may enforce them in any order it chooses.

(e)	The right of the Chargor to deal, for any purpose, with the Secured Property, other than by or through an Attorney or a Receiver appointed under this deed, immediately ceases on the crystallisation of the Charge in respect of the Secured Property.

(f)	The right of the Chargor to deal, for any purpose, with an asset which forms part of the Secured Property, other than by or through an Attorney or a Receiver

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appointed under this deed, immediately ceases on the crystallisation of the Charge of the Chargor in respect of that asset.
6.2	Assistance in realisation
After the Charge has become enforceable, the Chargor must take all action required by the Chargee, an Attorney or a Receiver for the purpose of assisting them to realise the Secured Property and exercise any Power including:
(a)	signing all transfers, conveyances, assignments and assurances of any of the Secured Property;

(b)	doing anything necessary or desirable for the above purpose under the law of the place where Secured Property is situated; and

(c)	giving all notices, orders, directions and consents which the Chargee or an Attorney or a Receiver thinks expedient.
6.3	Title documents
     If the Charge is enforced by the Chargee, the Chargee, an Attorney or a Receiver is entitled:
(a)	to deal with the Title Documents as if it was the absolute and unencumbered owner of the Secured Property to which the Title Documents relate; and

(b)	in exercising a power of sale, to deliver a Title Document to a purchaser of the Secured Property.
6.4	Completion of blank securities
(a)	At any time after the Charge has become enforceable, the Chargee, an Attorney or a Receiver may complete any instrument which is signed in blank by or on behalf of the Chargor and deposited with the Chargee as security under this deed or any other Security.

(b)	An instrument referred to in paragraph (a) may be completed in favour of the Chargee, an appointee of the Chargee or a purchaser.
7 Powers on default
7.1	Chargee’s powers
If an Event of Default subsists, the Chargee, an Attorney or a Receiver has the power to do all acts and things and exercise all Powers that the Chargor could do or exercise in relation to the Secured Property, including the Power to do any of the following:
(a)	manage, possession or control: manage, enter into possession or assume control of Secured Property;

(b)	receive rents: receive income and profits of the Secured Property;

(c)	sale: sell or agree to sell Secured Property to any person on terms the Chargee thinks fit and irrespective of:
(i)	whether or not the Chargee has taken possession;

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(ii)	whether by auction, private treaty or tender;

(iii)	whether for cash or on deferred purchase terms or a combination of those and whether or not deferred purchase terms provide for the charging of interest or the giving of security;

(iv)	whether in one lot or in parcels;

(v)	whether or not it is sold with other property by the Chargee or another person;

(vi)	whether with or without special provisions including provisions about title and payment of purchase price;
(d)	grant options to purchase: grant to any person an option to purchase any of the Secured Property on terms that the Chargee thinks fit;

(e)	acquire assets: acquire assets including any interest in any property, in the name or on behalf of the Chargor, which on acquisition forms part of the Secured Property;

(f)	carry on business: carry on any business of the Chargor forming part of the Secured Property;

(g)	borrowings and security:
(i)	advance money for the account of the Chargor;

(ii)	raise or borrow money in its name or in the name of the Chargor or on the Chargor’s behalf, from a person approved by the Chargee;

(iii)	secure money advanced under paragraph (i) or raised or borrowed under paragraph (ii) by a Security Interest over Secured Property whether ranking in priority to, equal with or after this deed or any Transaction Document;
(h)	maintain or improve Secured Property: do anything to protect or improve any of the Secured Property;

(i)	income and bank accounts: operate any bank account forming part of the Secured Property;

(j)	access to Secured Property: have access to the Secured Property, the premises at which the business of the Chargor is conducted and any of the administrative services of the Chargor’s business;

(k)	insure Secured Property: insure Secured Property;

(l)	compromise: make or accept a compromise or arrangement;

(m)	exchange Secured Property: exchange with any person any of the Secured Property for any other property, whether or not of equal value;

(n)	employ: employ or engage any person on terms that the Chargee thinks fit for the purpose of exercising a Power of the Chargee under this deed;

(o)	delegate: delegate to any person any Power of the Chargee on terms that the Chargee thinks fit;

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(p)	perform or enforce documents: carry out and enforce, or refrain from carrying out or enforcing contracts entered into or held by the Chargor in relation to the Secured Property in the exercise of a Power of the Chargee under this deed;

(q)	receipts: give effective receipts for all money and other assets which may come into the hands of the Chargee;

(r)	take proceedings: commence, conduct, defend, discontinue, settle or compromise any proceedings including proceedings about insurance of the Secured Property;

(s)	insolvency proceedings: make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or Winding Up which the Chargee thinks necessary or desirable including, but not limited to, attending and voting at creditors’ meetings and appointing proxies for those meetings;

(t)	sign documents: sign and deliver documents on behalf of the Chargor under seal or under hand;

(u)	vote: exercise any voting rights or powers in respect of any part of the Secured Property; and

(v)	incidental power: do anything necessary or incidental to the exercise of any Power of the Chargee.
7.2	Chargee may enter Secured Property
The Chargee may, on reasonable notice and at reasonable times (or, if an Event of Default subsists, at any time) enter land and buildings owned or occupied by the Chargor, any place where the Secured Property is located, the Chargor’s places of business or its registered office to:
(a)	inspect the Secured Property;

(b)	find out whether the Chargor is complying with this Charge;

(c)	carry out the Chargee’s rights under this Charge; or

(d)	inspect and copy records relating to the Chargor or the Secured Property.
The Chargor must assist the Chargee in entering any relevant premises, including by obtaining any necessary consent.
7.3	Right to rectify
The Chargee may do anything which the Chargor should have done under this Charge but which the Chargor either has not done, or in the Chargee’s opinion, has not done properly. If the Chargee does so, the Chargor agrees to pay the Chargee’s costs, charges and expenses on demand.
7.4	Nature of Chargee’s powers
(a)	The Powers of the Chargee, an Attorney or a Receiver must be construed independently and no one Power limits the generality of another Power.

(b)	A dealing under a Power of the Chargee, an Attorney or a Receiver is on the terms and conditions the Chargee, Attorney or Receiver thinks fit.

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(c)	The Powers of the Chargee, an Attorney or a Receiver listed in clause 7.1 are in addition to Powers conferred by law, and the Powers conferred on the Chargee, an Attorney or a Receiver by law are excluded or varied only so far as they are inconsistent with the express terms of this deed.
7.5	Not mortgagee in possession
(a)	If the Chargee, an Attorney or a Receiver takes possession of any Secured Property, none of the Chargee, Attorney or Receiver is liable as a mortgagee in possession.

(b)	The Chargee, an Attorney or a Receiver does not become a mortgagee in possession because it enters the Secured Property under clause 7.2 or exercises its rights under clause 7.3.
7.6	Give up possession
The Chargee, an Attorney or a Receiver may give up possession of the Secured Property or any part of it at any time and may discontinue a receivership.
7.7	Exclusion of liability
Neither the Chargee, an Attorney or a Receiver is responsible for losses of any kind which may occur in relation to the exercise or attempted exercise or non-exercise of a Power of the Chargee, an Attorney or Receiver, including negligence or default by any person.
7.8	Protection of third parties
(a)	A person dealing with the Chargee, an Attorney or a Receiver in connection with the exercise of any of the Chargee’s Powers:
(i)	is not bound to enquire whether an Event of Default has occurred, if the appointment of a Receiver is duly made, or otherwise as to the propriety or regularity of dealings with any of them; and

(ii)	is not affected by express notice that a dealing or an exercise of a Power is or was unnecessary or improper.
(b)	A dealing or an exercise of a Power is taken to be valid and effective despite an irregularity or impropriety described in paragraph (a).
7.9	Disposal final
The Chargor agrees that if the Chargee, an Attorney or a Receiver sells or otherwise disposes of the Secured Property:
(a)	the Chargor must not challenge the acquirer’s right to acquire the Secured Property (including on the ground that the Chargee, the Attorney or the Receiver were not entitled to dispose of the Secured Property or that the Chargor did not receive notice of the intended disposal) and the Chargor must not seek to reclaim that property; and

(b)	the person who acquires the Secured Property need not check whether the Chargee, the Attorney or the Receiver has a right to dispose of the Secured Property or whether the Chargee, the Attorney or the Receiver exercise that right properly.

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7.10	No notice required unless mandatory
Neither the Chargee nor any Attorney or Receiver need give the Chargor any notice or demand or allow time to elapse before exercising a right under this Charge or conferred by law (including a right to sell) unless the notice, demand or lapse of time is required by law and cannot be excluded.
7.11	Mandatory notice period
If the law requires that a period of notice must be given or a lapse of time must occur or be permitted before a right under this deed or conferred by law may be exercised, then:
(a)	when a period of notice or lapse of time is mandatory, that period of notice must be given or that lapse of time must occur or be permitted by the Chargee, an Attorney or a Receiver; or

(b)	when the law provides that a period of notice or lapse of time may be stipulated or fixed by this Charge, then one day is stipulated and fixed as that period of notice or lapse of time including, if applicable, as the period of notice or lapse of time during which:
(i)	an Event of Default must continue before a notice is given or requirement otherwise made for payment of the Secured Money or the observance of other obligations under this Charge; and

(ii)	a notice or request for payment of the Secured Money or the observance of other obligations under this Charge must remain not complied with before the Chargee, an Attorney or a Receiver may exercise Powers.
8	Appointment of receiver
8.1	Appointment
(a)	If an Event of Default subsists, the Chargee may appoint in writing one or more persons to be a receiver or receiver and manager of the Secured Property or part of it.

(b)	The Chargee may appoint different receivers and managers for different parts of the Secured Property.

(c)	The Chargee may appoint a receiver or receiver and manager under paragraph (a) on terms that the Chargee thinks fit:
(i)	whether or not the Chargee has taken possession of the Secured Property; and

(ii)	even if an order has been made or a resolution passed to wind-up the Chargor.
(d)	The Chargee may, by notice in writing, remove a Receiver and may appoint a replacement for a Receiver who is removed or who retires or dies.

(e)	The Chargee may fix the remuneration of the Receiver at an amount or rate of commission agreed between the Chargee and the Receiver or a rate determined by the Chargee, in the absence of an agreement.

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(f)	If the Chargee appoints two or more persons under paragraph (a), the Chargee may appoint them jointly or severally or jointly and severally.
8.2	Agent of Chargor
(a)	A Receiver is the agent of the Chargor unless and until:
(i)	the Chargee notifies the Chargor and the Receiver in writing that it requires that the Receiver act as the agent of the Chargee; or

(ii)	an order is made or a resolution is passed to wind-up the Chargor, except to the extent that approval is given under section 420C(1) of the Corporations Act.
(b)	If, for any reason, a Receiver ceases to be the agent of the Chargor, the Receiver immediately becomes the Agent of the Chargee.

(c)	While the Receiver is the agent of the Chargor, the Chargor alone is responsible for the acts and defaults of the Receiver and for the Receiver’s remuneration, costs, charges and expenses. However, in exercising a Power of the Chargee, the Receiver has the authority of both the Chargor and the Chargee.
8.3	Powers of Receiver
(a)	A Receiver may do any act, matter or thing and exercise any Power that may be done or exercised by the Chargee in relation to the Secured Property.

(b)	The power conferred on a Receiver under paragraph (a)is in addition to any Power conferred on the Receiver by law, but is subject to any specific limitations placed on a Receiver by the terms of the appointment of that Receiver.
9	Power of attorney
9.1	Appointment of attorney
The Chargor irrevocably appoints the Chargee, a Receiver and their respective Authorised Officers, severally its attorney (Attorney) to:
(a)	after an Event of Default has occurred and while it subsists, perform the obligations of the Chargor under the Transaction Documents;

(b)	after an Event of Default has occurred and while it subsists, do everything the Attorney considers necessary or desirable to assist the Chargee or a Receiver to give full effect to a Power under a Transaction Document, including signing and lodging proofs of debt or similar claims in legal proceedings;

(c)	appoint, substitute and otherwise revoke or delegate its rights, including this right of delegation; and

(d)	after an Event of Default has occurred and while it subsists, do everything that the Chargor may lawfully authorise an agent to do in respect of the Secured Property.
9.2	Ratification
The Chargor must ratify anything which an Attorney does in exercising its rights as the Chargor’s attorney under clause 9.1, whether or not the exercise of the right constitutes a conflict of interest or duty.

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10	Receipt and application of money
10.1	Order of application
(a)	The Chargee, an Attorney or a Receiver appointed by the Chargee may appropriate and apply money which it receives or recovers toward any amount in any order it may determine in its absolute discretion.

(b)	If no determination under paragraph (a) is made, the Chargee or Attorney or Receiver must apply money received or recovered in the following manner and order:
(i)	first, in payment of all amounts which, to the extent required by law, have priority over the payments specified in the remaining paragraphs of this clause;

(ii)	second, in payment of all costs, charges and expenses incurred or payable by the Chargee, an Attorney or a Receiver in connection with the exercise or attempted exercise of a Power under a Transaction Document;

(iii)	third, in payment of the Receiver’s remuneration;

(iv)	fourth, in payment of any Security Interests of which the Chargee has notice having priority over the Charge in order of their priority and to the extent of their priority;

(v)	fifth, in payment of the Secured Money;

(vi)	sixth, in payment of any other Security Interests in respect of the Secured Property of which the Chargee has notice and which are due and payable in accordance with their terms, in the order of their priority; and

(vii)	seventh, in payment of the surplus, if any, to Chargor in accordance with Clause 10.4.
10.2	Money actually received

In applying any money towards satisfaction of the Secured Money the Chargor is to be credited only with that money actually received by the Chargee, an Attorney or a Receiver in Cleared Funds. The credit dates from the time of actual receipt.
10.3	Amounts contingently due

If money available for distribution to the Chargee relates to that part of the Secured Money which is contingently due to the Chargee:
(a)	the Chargee, an Attorney or a Receiver may place that money in a short-term interest bearing deposit account:
(i)	with any person selected by the Chargee, including the Chargee or a Government Agency;

(ii)	on terms approved by the Chargee;

(iii)	until that part of the Secured Money becomes actually due and payable or otherwise ceases to be contingently due; and

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(b)	at that time the amount actually owing may be paid to the Chargee and the balance distributed in accordance with clause 10.1.
10.4	Surplus money
(a)	If, at any time after satisfaction of the Secured Money, the Chargee holds surplus money payable to the Chargor, that money:
(i)	does not carry interest; and

(ii)	may be placed to the credit of an account in the name of the Chargor with a Bank.
(b)	The Chargee, an Attorney or a Receiver (as the case may be) have no further liability for money dealt with in accordance with paragraph (a).
10.5	Receipts by the Chargee

The receipt by an Authorised Officer of the Chargee, an Attorney or a Receiver for money or another asset payable to the Chargee or received by or for the account of the Chargee under a Transaction Document exonerates the paying person from all liability to enquire about:
(a)	how that money or asset is applied;

(b)	whether the Secured Money is due or payable; or

(c)	the priority or regularity of the appointment of an Attorney or a Receiver.
10.6	Notice of a subsequent Security Interest
(a)	If the Chargee receives actual or constructive notice of a subsequent Security Interest other than a Permitted Security Interest in respect of the Secured Property, the Chargee:
(i)	may open a new account in the name of the Chargor in its books or with a bank; or

(ii)	is deemed to have opened a new account in the name of the Chargor in its books, on the date it received or was deemed to have received notice of the subsequent Security Interest.
(b)	From the date on which that new account is opened or deemed to be opened:
(i)	all payments made by the Chargor to the Chargee; and

(ii)	all financial accommodation and advances by the Chargee to the Chargor, are or are deemed to be credited and debited, as the case may be, to the new account.
(c)	The payments by the Chargor under clause 10.6(b) must be applied:
(i)	first, in reduction of the debit balance, if any, in the new account; and

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(ii)	next, if there is no debit balance in the new account, in reduction of the Secured Money which has not been debited or deemed to have been debited to the new account.
10.7	Conversion of currencies on application

In making an application under clause 10.1, the Chargee, an Attorney or a Receiver may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the times it thinks fit.
11	Payments
11.1	Payments by Chargor

A payment by the Chargor to the Chargee under a Transaction Document must be made:
(a)	no later than 11.00 am on the due date for payment;

(b)	in Cleared Funds or bank cheque in Dollars; and

(c)	to the account specified by the Chargee,
or in another manner which the Chargee notifies the Chargor.

11.2	Amounts payable on demand

An amount payable under a Transaction Document is payable on demand by the Chargee if it is not payable on a specified date.

11.3	Gross payments

Subject to clause 11.4, the Chargor must pay amounts which are payable by it under a Transaction Document unconditionally and in full without:
(a)	set-off or counter claim; or

(b)	deduction or withholding for Tax or another reason, unless the deduction or withholding is required by applicable law.
11.4	Withholdings and deductions

If the Chargor or another person is required to make a deduction or withholding from a payment to the Chargee, the Chargor:
(a)	indemnifies the Chargee against the amount of that deduction or withholding;

(b)	must pay more so that the Chargee receives for its own benefit the full amount which it would have received if no deductions or withholdings had been required; and

(c)	must pay the full amount of the deduction or withholding to the appropriate Governmental Agency under applicable law, and deliver the original receipts to the Chargee.

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12	Indemnities
12.1	General indemnity

The Chargor unconditionally and irrevocably indemnifies the Chargee, an Attorney or a Receiver, and their respective employees, officers and agents, against any claim, loss, liability, cost or expense which the Chargee pays or is liable for, arising directly or indirectly from:
(a)	an Event of Default or the exercise by the Chargee of a Power arising from an Event of Default;

(b)	a failure by the Chargor to make a payment or perform an obligation under a Transaction Document; or

(c)	the Secured Property or the use of the Secured Property by any person.
12.2	Currency indemnity

The Chargor indemnifies the Chargee on demand against any deficiency which arises at any time and for any reason (including as a result of a judgment or order) where:
(a)	the Chargee receives or recovers an amount in one currency (the Payment Currency) in respect of an amount denominated under a Transaction Document in another currency (the Due Currency); and

(b)	the amount actually received or recovered by the Chargee in accordance with its normal practice when it converts the Payment Currency into the Due Currency is less than the relevant amount of the Due Currency.
12.3	Continuing indemnities and survival of indemnities
(a)	Each indemnity contained in this deed is a continuing obligation despite a settlement of account or the occurrence of any other thing, and remains fully effective until all money owing, contingently or otherwise, under an indemnity has been paid in full.

(b)	Each indemnity contained in this deed:
(i)	is an additional, separate and independent obligation and no one indemnity limits the generality of another indemnity; and

(ii)	survives the termination of this deed.
12.4	Payment

It is not necessary for the Chargee to incur an expense or make a payment before enforcing a right of indemnity under this deed.
13	Preservation of rights
13.1	No merger of security
(a)	No Security or Transaction Document merges, discharges, postpones or otherwise adversely affects the Chargee’s Powers under this deed.

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(b)	Nothing in this deed merges, discharges, postpones or otherwise adversely affects any Security in favour of the Chargee at any time or any of the Chargee’s Powers against any person at any time.
(c)	If a judgment or order is made in favour of the Chargee against the Chargor about the Secured Money, the Chargee holds the judgment collaterally with the Transaction Documents as security for the payment of the Secured Money, and no Transaction Document merges in the judgment or order.
13.2	Moratorium legislation

To the extent permitted by law, a provision of a law is excluded if it does or may, at any time, directly or indirectly:
(a)	lessen or otherwise vary an obligation of the Chargor under this deed or another Transaction Document; or

(b)	delay, curtail or otherwise prevent or adversely affect the exercise by the Chargee of any of its Powers under a Transaction Document.
13.3	Principal obligations

The Charge and each Security is:
(a)	a principal obligation and is not ancillary or collateral to any other Security Interest or other obligation however created other than another Transaction Document; and

(b)	independent of any other Security Interest or other obligation which the Chargee may hold at any time for the Secured Money.
13.4	No obligation to marshal

The Chargee is not required before it enforces the Charge or any other Security, to do any of the following things unless it thinks fit:
(a)	give notice of this deed to any person or allow any period of time to expire, to the extent not prohibited by law;

(b)	enforce payment of or appropriate Secured Money or other money or assets which it at any time holds or is entitled to receive;

(c)	marshal, enforce, realise or otherwise resort to any other Security; or

(d)	take steps or proceedings for any purpose.
13.5	Set-off
(a)	While an Event of Default subsists, the Chargee may set-off the credit balance of any account of the Chargor with the Chargee and apply it against any part of the Secured Money, without notice to the Chargor or any other person irrespective of:
(i)	whether the account is subject to notice;

(ii)	whether the account is matured; or

(iii)	the currency of the account.

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(b)	If the currency of the Chargor’s account is not Australian Dollars, the Chargee may buy Australian Dollars with that other currency in accordance with its usual procedures.

(c)	The right of set-off contained in this clause is in addition to any general or banker’s lien, right of set-off, right to combine accounts or other right to which it may be entitled.
13.6	Certificate

A certificate signed by an Authorised Officer of the Chargee stating an amount or rate or any other matter under a Transaction Document is, in the absence of manifest error, conclusive and binding on the Chargor.

13.7	Increase in financial accommodation

The Chargee may, at any time, increase the financial accommodation provided under any Transaction Document or otherwise provide further financial accommodation.
14	General
14.1	Confidential information

The Chargee, an Attorney or a Receiver may, for the purpose of exercising any Power under a Transaction Document, disclose to any person any documents, records or information relating to the Chargor, the Secured Property or the Chargor’s business or affairs, whether or not confidential and whether or not the disclosure is in breach of a law or of a duty owed to the Chargor.

14.2	Performance by Chargee of the Chargor’s obligations

If the Chargor fails to perform an obligation in a Transaction Document, the Chargee may do all things which the Chargee considers necessary or desirable to make good or attempt to make good that failure without adversely affecting a Power of the Chargee.

14.3	Chargor to bear cost

Any thing which must be done by the Chargor under this deed, whether or not at the request of the Chargee, is to be done at the cost of the Chargor unless otherwise provided.

14.4	Legal advice

The Chargor acknowledges that it has received legal advice about this deed.

14.5	Consent and Opinions of Chargee
(a)	The Chargee may give its consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless a Transaction Document provides otherwise.

(b)	The Chargee may form an opinion or hold a considered view under a Transaction Document in its absolute discretion, including any Authorised Officer of the Chargee.

(c)	The Chargee may give reasons for a matter described in paragraph (a) or (b) but is not obliged to do so.

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14.6	Authority to fill in blanks

The Chargor agrees that the Chargee may fill in any blanks in this Charge or a document connected with it (such as Corporations Act forms or transfers for the Secured Property).

14.7	Supply of information

If the Chargee requests, the Chargor agrees to supply the Chargee with any information about or documents affecting:
(a)	the Secured Property;

(b)	this Charge; or

(c)	the Chargor’s financial affairs or business.
14.8	Prompt performance

If this Charge specifies when the Chargor agrees to perform an obligation, the Chargor agrees to perform it by the time specified. The Chargor agrees to perform all other obligations promptly.

14.9	Discretion in exercising rights

The Chargee, an Attorney or a Receiver may exercise a right or remedy or give or refuse its consent in any way they consider appropriate (including by imposing conditions), unless this charge expressly states otherwise.

14.10	Partial exercising of rights

If the Chargee, an Attorney or a Receiver do not exercise a right or remedy fully or at a given time, the Chargee, Attorney or Receiver may still exercise it later.

14.11	Conflict of interest

The Chargee’s and any Attorney’s or Receiver’s Powers under this deed may be exercised even if this involves a conflict of duty or the Chargee, Attorney or Receiver has a personal interest in their exercise.

14.12	Chargee or Receiver in possession

If the Chargee, an Attorney or a Receiver exercises any Power under this Charge or at law to enter or take possession of the Secured Property, it:
(a)	has a complete and unfettered discretion as to how the Secured Property is managed; and

(b)	is liable to account only for amounts actually received by it.
14.13	Other encumbrances or judgments

This Charge does not merge with or adversely affect, and is not adversely affected by, any of the following:
(a)	any Security or other right or remedy to which the Chargee is entitled; or

(b)	a judgment which the Chargee obtains against the Chargor in connection with the Secured Money.

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The Chargee may still exercise its Powers under this Charge as well as under the judgment or other Security.

14.14	Continuing security

This Charge is a continuing security despite any intervening payment, settlement or other thing until the Chargee releases the Secured Property from this Charge.
14.15	Rights and obligations are unaffected

To the extent permitted by law, Powers given to the Chargee or any Attorney or Receiver under this Charge and the Chargor’s liabilities under it are not affected by anything which might otherwise affect them at law.

14.16	Further assurances

The Chargor must, at its own expense and whenever requested by the Chargee, promptly do or cause to be done anything which the Chargee considers necessary or desirable to:
(a)	bind the Chargor and any other person intended to be bound under this Charge; or

(b)	to provide more effective security over the Secured Property for payment of the Secured Money; or

(c)	perfect or give full effect to a Transaction Document or any transaction contemplated by it; or

(d)	more fully secure the Powers of the Chargee under a Transaction Document or to enable the Chargee to exercise those Powers, including obtaining consents, signing and delivering documents, producing receipts, getting documents completed and signed, and doing anything required under the Personal Property Securities Act 2009 (Cth) to ensure that this deed continues to be effective as intended when this Charge was executed.

14.17	Counterparts

This deed may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

14.18	Cumulative rights

Except as expressly provided in this deed, the rights of a party under this deed are in addition to and do not exclude or limit any other rights or remedies provided by law.

14.19	Governing law

This deed is governed by the laws of New South Wales.

14.20	Jurisdiction

Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of New South Wales.

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14.21	Notices

Clause 14.1 of the Facility Agreement applies to this document as if set out in full, subject to necessary changes.

14.22	Severability

Any term of this deed which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this deed is not affected.

14.23	Variation

No variation of this deed is effective unless made in writing and signed by each party.

14.24	Waiver
(a)	No waiver of a right or remedy under this deed is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b)	A single or partial exercise of a right or remedy under this deed does not prevent a further exercise of that or of any other right or remedy.

(c)	Failure to exercise or delay in exercising a right or remedy under this deed does not operate as a waiver or prevent further exercise of that or of any other right or remedy.
15	Third party provisions
15.1	Independent obligations

The Charge of the Chargor is enforceable against the Chargor:
(a)	without first having recourse to any other Security;

(b)	whether or not the Chargee or any other person has:
(i)	made demand upon any Security Provider (other than the Chargor);

(ii)	given notice to any Security Provider (other than the Chargor) or any other person in respect of any thing; or

(iii)	taken any other steps against any Security Provider (other than the Chargor) or any other person;
(c)	whether or not any Secured Money is due; and

(d)	despite the occurrence of any event described in clause 15.2.
15.2	Unconditional nature of obligations
(a)	The Charge of the Chargor and the obligations of the Chargor under the Transaction Documents are absolute, binding and unconditional in all circumstances.

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(b)	The Charge of the Chargor, and the obligations of the Chargor under the Transaction Documents are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including:
(i)	the grant to any Security Provider or any other person of any time, waiver, covenant not to sue or other indulgence;

(ii)	the release (including a release as part of any novation) or discharge of any Security Provider or any other person;

(iii)	the cessation of the obligations, in whole or in part, of any Security Provider or any other person under a Transaction Document or another document or agreement;

(iv)	the liquidation of any Security Provider or any other person;

(v)	an arrangement, composition or compromise entered into by the Chargee, any Security Provider or any other person;

(vi)	a Transaction Document or another document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(vii)	an extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part of a Transaction Document or another document or agreement;

(viii)	any Security being given to the Chargee by any Security Provider or any other person;

(ix)	any alteration, amendment, variation, supplement, renewal or replacement of a Transaction Document or another document or agreement;

(x)	any moratorium or other suspension of a Power;

(xi)	the Chargee, a Receiver or an Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or not being entitled or unable to exercise or enforce a Power;

(xii)	the Chargee obtaining a judgment against any Security Provider or any other person for the payment of any of the Secured Money;

(xiii)	any transaction, agreement or arrangement that may take place with the Chargee, any Security Provider or any other person;

(xiv)	any payment to the Chargee, a Receiver or an Attorney, including any payment which at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable;

(xv)	any failure to give effective notice to any Security Provider or any other person of a default under a Transaction Document or another document or agreement;

(xvi)	any legal limitation, disability or incapacity of any Security Provider or of any other person;

(xvii)	any breach of a Transaction Document or another document or agreement;

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(xviii)	the acceptance of the repudiation of, or termination of, a Transaction Document or another document or agreement;

(xix)	any Secured Money being irrecoverable for any reason;

(xx)	any disclaimer by any Security Provider or any other person of a Transaction Document or another document or agreement;

(xxi)	any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under a Transaction Document or another document or agreement;

(xxii)	the opening of a new account of any Security Provider with the Chargee or a transaction on or relating to the new account;

(xxiii)	any prejudice (including material prejudice) to a person as a result of any thing done, or omitted by the Chargee, any Security Provider or any other person;

(xxiv)	any prejudice (including material prejudice) to a person as a result of the Chargee, a Receiver, an Attorney or any other person selling or realising any property the subject of Security at less than the best price;

(xxv)	any prejudice (including material prejudice) to a person as a result of a failure or neglect by the Chargee, a Receiver, an Attorney or any other person to recover the Secured Money from the Chargor or any Security Provider or by the realisation of any property the subject of a Security;

(xxvi)	any prejudice (including material prejudice) to any person as a result of any other thing;

(xxvii)	the receipt by the Chargee of a dividend, distribution or other payment in respect of a liquidation;

(xxviii)	the failure of any other Security Provider or any other person to execute any Transaction Document or any other document; or

(xxix)	any other act, omission, matter or thing whatsoever whether negligent or not.
(c)	Clauses 15.2(a) and 15.2(b) apply irrespective of:
(i)	the consent or knowledge or lack of consent or knowledge, of the Chargee, any Security Provider or any other person of any event described in clause 15.2(b); or

(ii)	any rule of law or equity to the contrary.
15.3	No competition
(a)	Until the Secured Money have been fully paid and the Charge of the Chargor has been finally discharged under clause 3, the Chargor is not entitled to:
(i)	be subrogated or exercise any right of subrogation to the Chargee or another Security Provider under a Transaction Document or other document or agreement or to any other creditor (or former creditor) of the Chargor or another Security Provider under any document or agreement;

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(ii)	claim or receive the benefit of any Security Interest, Guarantee, Security (including any Transaction Document) or other document or agreement of which the Chargee or another Security Provider or any other creditor (or former creditor) of the Chargor or another Security Provider has the benefit;

(iii)	claim or receive the benefit, whether in respect of debt or other amount arising out of a Transaction Document or another document or agreement, of any moneys held by the Chargee;

(iv)	claim or receive the benefit of any Power;

(v)	either directly or indirectly prove in, claim or receive the benefit of, whether in respect of debt or other amount arising out of a Transaction Document or another document or agreement, any distribution, dividend or payment arising out of or relating to the Winding Up of any Security Provider, except in accordance with clause 15.3(b);

(vi)	make a claim or exercise or enforce a right, power or remedy (including under a Security Interest or Guarantee or by way of contribution) against any Security Provider liable to pay the Secured Money;

(vii)	accept, procure the grant of, or allow to exist any Security Interest in favour of the Chargor from any Security Provider liable to pay the Secured Money;

(viii)	exercise or attempt to exercise any right of set off against, nor realise any Security Interest taken from, any Security Provider liable to pay the Secured Money; or

(ix)	raise any defence or counterclaim in reduction or discharge of its obligations under the Transaction Documents.
(b)	If required by the Chargee, the Chargor must prove in any Winding Up of any Security Provider or other person for all moneys owed to the Chargor.

(c)	All moneys recovered by the Chargor from any Winding Up or under a Security Interest from any Security Provider or other person must be received and be held by the Chargor for the Chargee to the extent of the unsatisfied liability of the Chargor under the Transaction Documents.

(d)	The Chargor must not do or seek, attempt or purport to do any thing referred to in clause 15.3(a), and waives its right to do any of those things until the Secured Money have been fully paid and the Charge of the Chargor has been finally discharged under clause 3.
15.4	Suspense account
(a)	The Chargee may apply to the credit of an interest bearing suspense account:
(i)	any amounts received under this deed;

(ii)	any dividends, distributions or other amounts received in respect of the Secured Money in any Winding Up; and

(iii)	any other amounts received from the Chargor or another Security Provider or any other person in respect of the Secured Money.

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(b)	The Chargee may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Secured Money and may appropriate them at the discretion of the Chargee.
15.5	Variation

Without limiting the above provisions, this deed and any Security covers the Secured Money as varied from time to time including as a result of:
(a)	any new Transaction Document or any amendment to any Transaction Document; or

(b)	the provision of further accommodation to another Security Provider, and whether or not with the consent of or notice to the Chargor.

15.6	Indemnity

If any Secured Money (including moneys which would have been Secured Money if they were recoverable) is not recoverable from the Chargor or another Security Provider for any reason, including any legal limitation, disability or incapacity affecting the Chargor or another Security Provider or an obligation in any Transaction Document being or becoming unenforceable, void or illegal and whether or not:
(a)	any transaction relating to the Secured Money was void or illegal or has been subsequently avoided; or

(b)	any matter or fact relating to that transaction was or ought to have been within the knowledge of the Chargee, the Chargor indemnifies the Chargee in respect of that money and must pay that money to the Chargee.
16	Limitation of liability
16.1	Capacity

AICF enters into this deed in its capacity as trustee of the Charitable Fund and in no other capacity. Subject to clause 16.4, each of the parties to this deed acknowledges that the obligations, and any representations and warranties, of AICF under this deed are incurred or given by AICF to the other parties in its capacity as trustee of the Charitable Fund.

16.2	Limitation of liability
(a)	Subject to clause 16.4, AICF is not liable to pay or satisfy any of its obligations under this deed except out of the assets of the Charitable Fund out of which it is entitled to be indemnified as trustee. Subject to clause 16.4, any other party to this deed may enforce its rights against AICF arising from non-performance of any obligation of AICF under this deed only to the extent of AICF’s right of indemnity out of the assets of the Charitable Fund.

(b)	Subject to clause 16.4, if another party to this deed does not recover all moneys owing to it arising from the non-performance of any obligation of AICF under this deed by enforcing the rights referred to in clause 16.2(a), that party may not seek to recover the shortfall by:
(i)	bringing proceedings against AICF in its personal capacity;

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(ii)	applying to have AICF wound up or proving in the winding up of AICF; or

(iii)	seeking to set off against the Borrower the relevant amount.
16.3	Waiver of rights

Subject to clause 16.4, each party to this deed (other than AICF) waives its rights against and releases AICF from any personal liability whatsoever, in respect of any loss or damage:
(a)	which it may suffer as a result of any breach or non performance by AICF of any of its obligations under this deed; and

(b)	which cannot be paid or satisfied out of the assets of the Charitable Fund.
16.4	Qualifications to limit

The limitations in clauses 16.1 to 16.3 do not apply to the extent that AICF’s right to be indemnified out of the assets of the Charitable Fund is reduced due to any fraud, negligence or breach of trust by AICF. In the event that AICF’s right of indemnity is so reduced, AICF will be liable both:
(a)	in its capacity as trustee of the Charitable Fund; and

(b)	in its personal capacity but then only to the extent of the total amount, if any, by which AICF’s right to be indemnified out of the assets of the Charitable Fund has been reduced by reason of the fraud, negligence or breach of trust by AICF.
16.5	Right of indemnity out of assets of the Charitable Fund

This clause 16 is not intended to limit any rights which AICF has to be indemnified out of the assets of the Charitable Fund.

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Schedule 1 — Dictionary
1	Dictionary
In this deed:

Account Bank means, in respect of a Bank Account, Australia and New Zealand Banking Group Limited, or any other bank which from time to time holds the Bank Account.

Attorney means an attorney appointed under this deed.

Authorised Officer means:
(a)	in relation to the Chargor, a director or company secretary of the Chargor;

(b)	in relation to a Receiver, a partner, director or secretary of the Receiver and each employee of the Receiver whose title includes “Manager” or a person acting in that capacity; or

(c)	in relation to the Chargee, any person who holds the position (or is acting in the position) of Director Crown Asset and Liability Management or Deputy Secretary Budget and Financial Management Directorate, or any other person notified to the Chargor by the Chargee in writing as being an “Authorised Officer” for the purpose of the Transaction Documents.
Bank Account means each of the following:
(a)	in relation to the Borrower, BSB 012-010, Account No. 8378 69904;

(b)	in relation to ABN 60, BSB 012-010, Account No. 8378 70147;

(c)	in relation to Amaca, BSB 012-010, Account No. 8378 70059; and

(d)	in relation to Amaba, BSB 012-010, Account No. 8378 70091.
Book Debts means, in respect of the Chargor, all book debts or other debts of the Chargor included in paragraphs (a) to (e) (inclusive) of the definition of “Secured Property”.

Charge means the security created by the Chargor under this deed.

Chargor means each Chargor, and, where the context allows, all of them.

Event of Default means an event specified in clause 11.2 of the Facility Agreement.

Excluded Property means any interest of the Chargor in an Insurance Policy to the extent only that the creation of the Charge over the relevant interest would entitle the relevant insurer to lawfully terminate the relevant Insurance Policy or lawfully refuse to make any payment to the Chargor under the relevant Insurance Policy but, for the avoidance of doubt, does not include any proceeds of an Insurance Policy.

Facility Agreement means the document entitled “AICF Facility Agreement” dated on or about the date of this deed between the parties to this deed.

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Insurance means at any time, each policy of insurance included in the Secured Property that the Chargor enters or has entered into or is required to enter into, including each Insurance Policy.

Insurance Policy has the meaning given in the Facility Agreement.

Power means a power, right, authority, discretion or remedy which is conferred on the Chargee or a Receiver or Attorney:
(a)	by this deed or any Security; or

(b)	by law in relation to this deed or any Security.
Receiver means a receiver or receiver and manager appointed under this deed.

Secured Money means, in relation to the Chargor, all money which the Chargor (whether alone or not) or any other Security Provider (whether alone or not) is or at any time may become actually or contingently liable to pay to or for the account of the Chargee (whether alone or not) for any reason whatever under or in connection with a Transaction Document.

It includes money by way of principal, interest, fees, costs, Financial Indebtedness, Guarantee, indemnity, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with a Transaction Document or as a result of a breach of or default under or in connection with, a Transaction Document.

It also includes amounts due for payment or which will or may become due for payment or which remain unpaid to the Chargee in its capacity as an assignee because it has taken an assignment of a Transaction Document or this deed itself, and whether or not:
(a)	the Chargor or another Security Provider was aware of the assignment or consented to it; or

(b)	the assigned obligation was secured before the assignment; or

(c)	the assignment takes place before, at the same time as, or after this deed is executed.
Where the Chargor or another Security Provider would have been liable but for its Winding Up, it will be taken still to be liable.

Secured Property means, in relation to the Chargor, all of the Chargor’s right, title and interest (whether present or future, actual or contingent) in, to, under and in connection with:
(a)	the Insurance Policies (including the proceeds of those policies and the right to receive those proceeds);

(b)	each Bank Account of the Chargor and any other bank account of the Chargor into which the proceeds of the Insurance Policies, the Annual Payments and any Advances (as the case may be) are, or are to be, paid (including the right to make withdrawals or transfers and the proceeds of either);

(c)	each Transaction Document (including the proceeds of any Advance made to the Chargor);

(d)	the AFFA (including the proceeds of each Annual Payment paid to the Chargor); and

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(e)	any right of the Chargor against, including a right to receive any payment from, another Security Provider, including any Book Debt of the Chargor and its proceeds but excluding any Excluded Property.

Security means each Guarantee, Security Interest or other document or agreement entered into by any person to secure Secured Money.

Security Provider means a person who grants a Security (and for the avoidance of doubt, in relation to the Chargor, includes another Chargor).

Title Document means any original, duplicate or counterpart certificate or document of title including any real property certificate of title or any share certificate and, in respect of an Insurance Policy, an original counterpart of the Insurance Policy executed by each party to it and each original annual certificate of currency in respect of it.

Winding Up includes receivership, compromise, arrangement, amalgamation, administration, reconstruction, liquidation, dissolution, assignment for the benefit of creditors, bankruptcy or death.
2	Interpretation

In this deed the following rules of interpretation apply unless the contrary intention appears:
(a)	headings are for convenience only and do not affect the interpretation of this deed;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include each gender;

(d)	where a word or phrase is given a particular meaning, other capitalised parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)	a reference to:
(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed;

(vi)	this deed includes all schedules and attachments to it;

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(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this deed includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in Australian dollars;
(g)	an agreement on the part of two or more persons binds them jointly and severally;

(h)	when the day on which something must be done is not a Business Day, that thing must be done on the preceding Business Day;

(i)	in determining the time of day, where relevant to this deed, the relevant time of day is:
(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this deed, the time of day in the place where the party required to perform an obligation is located; and
(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it.

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Schedule 2 — Form of Notice of Charge of Bank Account

To:	[Account Bank] [Address]
We, [ ] ABN [ ] (the Chargor), refer to our bank account with you in your branch at [*] and numbered [*] (the Bank Account).

WE NOTIFY YOU AS FOLLOWS:
(a)	By a Deed entitled “Fixed and Floating Charge” dated [*] 20[**] (the Charge) made between us as one of the Chargors and the State of New South Wales (the Chargee), we have charged in favour of the Chargee all our right and interest in the Bank Account.

(b)	Subject to paragraph (d) below, we have agreed with the Chargee that we may make certain agreed withdrawals or transfers from the Bank Account in the ordinary course of our ordinary business.

(c)	We require you to send monthly copies of the bank statements showing a record of transactions in relation to the Bank Account to the Chargee.

(d)	Notwithstanding paragraph (b) above, we have further agreed with the Chargee that, in certain circumstances, the Chargee may give you a notice (an Enforcement Notice) which states that the Bank Account may be operated only by the Chargee including providing its own substitute signatories for the Bank Account. If you receive such an Enforcement Notice from the Chargee, you are instructed by us to act in accordance with such notice without reference to us until notified otherwise by the Chargee and you need not enquire whether the Chargee is in fact entitled to give such a notice.

(e)	You are irrevocably authorised and directed on receipt of an Enforcement Notice from the Chargee to pay to the Chargee or as it may direct any sums which may become due to us in respect of the Bank Account.

(f)	The instructions contained in this notice cannot be revoked or varied by us except with written consent to that effect from the Chargee.

DATED	20[**]

On behalf of
[ ]

Director	Director

Name:	Name:

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          THE TERMS of the notice set out above are confirmed by the Chargee.
On behalf of
The State of New South Wales

To:	The State of New South Wales
WE ACKNOWLEDGE receipt of the Notice of Charge and agree to be bound by its terms, and consent to the Charge.

We confirm we have received no other notice of any assignment, charge or other dealing with the Bank Account, and waive all rights of set-off, combination of account or other equity in relation to the Bank Account in respect of any existing or future obligations.

DATED	20[**]
Authorised Signatory on behalf of
[Account Bank]

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Execution page
Executed as a deed
Signed by Asbestos Injuries
Compensation Fund Limited by:

/s/ J Marchione	/s/ D Booth
Signature of director	Signature of secretary

JOANNE MARCHIONE	DALLAS BOOTH
Name of director (print)	Name of secretary (print)
Signed for ABN 60 Pty Limited under power
of attorney in the presence of:

/s/ H D Nguyen Signature of witness	/s/ D Booth Signature of attorney

HAI DANG NGUYEN Name of witness (print)	DALLAS BOOTH Name of attorney (print)
Signed by Amaca Pty Ltd by:

/s/ J Marchione Signature of director	/s/ D Booth Signature of secretary

JOANNE MARCHIONE Name of director (print)	DALLAS BOOTH Name of secretary (print)

Gilbert + Tobin	Execution | page | 36

Signed by Amaba Pty Ltd by:

/s/ J Marchione Signature of director	/s/ D Booth Signature of secretary

JOANNE MARCHIONE Name of director (print)	DALLAS BOOTH Name of secretary (print)

SIGNED by The Honourable Eric Michael	)
Roozendaal MLC, Treasurer of New South	)
Wales for the STATE OF NEW SOUTH WALES	)
in the presence of:	)
)
/s/ L Sanderson Signature of witness	) ) )	/s/ E Roozendaal Signature
)
LEIGH RAE SANDERSON	)	Treasurer of New South Wales
Name of witness (block letters)	) )
)
)
)
)

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